UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2023

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE

FREMONT, CA 94539

(Address of principal executive offices, including zip code)

510-623-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2024 Annual Salaries, Equity Awards and Other Compensation

Officers' Compensation

On July 11, 2023, the Board of Directors (the “Board”) of Aehr Test Systems, Inc. (the “Company”), approved (i) increases to the annual base salaries, (ii) annual equity awards in Restricted Stock Units (RSUs) and (iii) performance-based cash compensation and equity awards arrangement for the Company’s officers and employees, including Chief Executive Officer and Executive Vice President of Sales and Marketing (the “Named Executive Officers”). The following sets forth the fiscal 2024 annual base salary, annual equity awards and performance-based compensation for each of the Named Executive Officers affected by the new compensation arrangement.

Gayn Erickson – President and Chief Executive Officer

Mr. Gayn Erickson will have an annual base salary of $456,000.  Mr. Erickson will receive an annual equity award of 25,239 shares, an additional up to 14,647 shares tied to financial performance goals, plus an additional up to 30,431 shares tied to long-term performance goals related to new market penetration objectives.  Mr. Erickson is eligible for an additional target cash bonus of 106.4% of base pay tied to performance objectives including profitability, bookings, new production customers, new market customer milestones, and ESG milestones upon approval of the Compensation Committee.

Vernon Rogers - Executive Vice President of Sales and Marketing

Mr. Vernon Rogers will have an annual base salary of $283,500.  Mr. Rogers will receive an annual equity award of 6,200 shares, an additional up to 2,041 shares tied to performance goals, plus an additional up to 5,167 shares tied to long-term performance goals related to new market penetration objectives.  Mr. Rogers is eligible for an additional target cash bonus of 81.1% of base pay tied to performance objectives including bookings, profitability, new customers, and new market customer milestones upon approval of the Compensation Committee.

David S. Hendrickson - Chief Technology Officer

Mr. David S. Hendrickson retired as an officer of the Company on May 31, 2023.

The increase in annual salary will be retroactive to June 1, 2023.

The performance-based cash compensation will be granted quarterly, or at the end of fiscal year, upon recommendation of the Compensation Committee of the Board, which shall review achievement of target performance metrics.

The equity awards to the Named Executive Officers, subject to shareholder approval of the increase in the Company’s Equity Incentive Plan reserve, will be granted effective as of the close of business on the day of the October Annual Shareholder meeting, and valued at the closing price of the Company’s common stock as reported on The Nasdaq Capital Market on the date of grant. The annual equity awards will vest in equal quarterly installments over 16 quarters, subject to continued service as of each vesting date. The performance-based equity award will vest upon review of the achievement of target metrics and approval by the Compensation Committee of the Board.

Board of Directors' Compensation

On July 11, 2023, the Board of the Company approved a change to compensation arrangements with non-employee directors.  The Board of the Company eliminated per meeting fees for all the directors. Upon re-election to the Board, the Company’s Chairman will receive an annual cash compensation of $87,500 and an annual grant of RSUs totaling $160,000 vesting over two years from the date of grant.  The Audit Committee Chair and the Compensation Committee Chair will each receive an annual cash compensation of $72,500 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The other directors of the Board will receive an annual cash compensation of $65,000 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The number of RSUs will be calculated based upon the stock price at each grant date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems (Registrant)

Date: July 17, 2023	By:	/s/ Chris P. Siu
Chris P. Siu
Executive Vice President of Finance,
Chief Financial Officer and Secretary

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